Exhibit 3.39

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 03/24/1997 971095837 - 2726862

CERTIFICATE OF INCORPORATION

OF

MNI ACQUISITION INC.

1. The name of the Corporation is:    MNI ACQUISITION INC.

2. The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is one Cent ($.01). All such shares are of one class and are shares of Common Stock.

5. The board of directors of the Corporation shall have the power to make, adopt, alter, amend or repeal the by – laws of the Corporation. The election of directors of the Corporation need not be by written ballot.

6. The name and mailing address of the incorporator of the Corporation are:

Lauren B. Ezrol

Time Inc.

1271 Avenue of the Americas

New York, New York 10020

THE UNDERSIGNED, being the sole incorporator of the Corporation, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby sign this Certificate of Incorporation this 24th day of March, 1997.

/s/ Lauren B. Ezrol
Lauren B. Ezrol
Sole Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 04/02/1997 971106947—2726862

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

MNI ACQUISITION INC.

MNI Acquisition Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) , DOES HEREBY CERTIFY:

FIRST: That by action without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the certificate of Incorporation of the Corporation, declared said amendment to be advisable and submitted said amendment to the sole stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that paragraph 1 of the Certificate of Incorporation of the Corporation be amended so as to read in its entirety as follows:

“1. The name of the corporatione is: Media Networks, Inc.”

SECOND: That, thereafter, pursuant to the resolution of its Board of Directors, the sole stockholder of the Corporation by written consent pursuant to Section 228 of the General Corporation Law of Delaware consented to the above amendment to the Corporation’s Certificate of Incorporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Richard I. Friedman, its Assistant Secretary, as of the 1st day of April, 1997.

/s/ Richard I. Friedman
Richard I. Friedman
Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 06:47 PM 12/18/2012 FILED 06:47 PM12/18/2012 SRV 121359936 - 2726862 FILE

CERTIFICATE OF MERGER

MERGING

TARGETED MEDIA, INC.

INTO

MEDIA NETWORKS, INC.

UNDER SECTION 251 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporation DOES HEREBY CERTIFY THAT:

FIRST: The name and state of incorporation of each of the constituent corporations are as follows:

Name	State

Targeted Media, Inc.	Delaware

Media Networks, Inc.	Delaware

SECOND: An agreement of merger has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the merger is Media Networks, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be amended as reflected below: FIRST: The name of the corporation is MNI Targeted Media Inc.

FIFTH: The Certificate of Incorporation of Media Networks, Inc., a Delaware corporation, which is surviving the merger, shall continue in full force and effect as the Certificate of Incorporation for the surviving corporation.

SIXTH: The executed agreement of merger is on file at an office of the surviving corporation, the address of which is 1271 Avenue of the Americas, New York, NY 10020.

SEVENTH: A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

EIGHTH: This Certificate of Merger shall become effective upon the 1st day of January, 2013.

IN WITNESS WHEREOF, this Certificate of Merger has been signed as of the 18th day of December, 2012.

MEDIA NETWORKS, INC.

By	/s/ Robert Reif
Robert Reif President